UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 1, 2025, Ms. Kris Pederson was appointed a director of SOBR Safe, Inc. (the “Company”) by the Board of Directors of the Company (the “Board”) to fill a vacancy created by the departure of Noreen Butler as a director of the Company on April 21, 2025.  In addition to serving on the Board, she has also been appointed as chairperson of the Company’s Nominating and Corporate Governance Committee.  Ms. Pederson is eligible to earn, in line with compensation to the other directors, on an annual basis, cash compensation of up to $20,000 for services as a director, and $5,000 per year as chair of the Governance Committee.  Ms. Pederson is also eligible to receive options to acquire shares of common stock of the Company worth up to $30,000 pursuant to the Company’s 2019 Equity Incentive Plan (the “Plan”) and options pursuant to the Plan worth up to $40,000, if the Company meets certain targets.

In connection with the Employment Agreement between the Company and Chris Whitaker as described in Item 5.02 below, the Company and Mr. Whitaker entered into an indemnification agreement effective May 5, 2025 (the “Indemnification Agreement”), whereby the Company is generally required to indemnify Mr. Whitaker as an officer of the Company against any and all expenses, damages, losses, liabilities, judgments, fines, and other charges paid or payable in connection with investigating, defending, or participating in any proceeding actually and reasonably incurred by him if he was or is a party to or participant in, or is threatened to be made a party to or participant in any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, if he acted with the appropriate standard of care.

In addition, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Whitaker as an officer of the Company in defending against any such proceeding. The Indemnification Agreement sets out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

The foregoing summary of the terms and conditions of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as an exhibit to the employment agreement described in Item 5.02 below as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02 in its entirety.

As set forth in Item 1.01 above, effective May 1, 2025, Ms. Kris Pederson was appointed a director of the Company.  Ms. Pederson brings to the Company a valuable combination of governance, strategic consulting, and operational leadership to the Company’s Board.  Her ability to provide insight into digital innovation and strategic execution will be a critical asset to the Company as it continues to scale and refine the SOBRsafe brand, positioning the Company for long-term sustainable growth.

Ms. Pederson is a retired EY and PwC partner and IBM Vice President.  She is currently a board director of the NFL Alumni Association, Harvard Business School, NACD Colorado, and NASDAQ’s Governance Advisory Council. Prior, she was a director on the boards of Great Western Bank, Windward Reports, and the Association of Mechanical Engineers. As the past leader of EY’s Center for Board Matters, Ms. Pederson supported the firm’s engagement with boards, committees, and directors. Her expertise areas are the board’s role in strategy definition, digital transformation oversight, emerging tech and AI policy, risk management, M&A/IPO governance, and board performance.  Ms. Pedersen also has significant operational experience as EY’s Americas Strategy Consulting Leader overseeing 1,200 personnel as part of a $4B consulting unit and $250M P&L. As VP at IBM, she ran strategic transformation practices, including the strategy arm of a $7B business unit, and several global management consulting practices with P&L ownership of $300M-$1.5B. Ms. Pederson was recognized by NACD as a leading governance professional in 2022, 2023, and 2024. She was awarded Consulting Magazine’s Lifetime Achievement Award in 2016 and as a Top 25 Consultant in 2007.  Ms. Pederson received an MBA from Harvard Business School, and a BA from UCLA. She lives in Boulder, Colorado and enjoys golfing, skiing, swimming, and hiking in the mountains with her family.

2

Also on May 1, 2025, the Company and Christopher Whitaker, its Chief Financial Officer, entered into an employment agreement to continue to serve as the Company’s Chief Financial Officer, effective March 1, 2025 for a one-year term, subject to automatic renewal of successive one-year periods (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Whitaker will receive a base salary of $255,000 for the first calendar year of the term, which may be adjusted as recommended by the Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). In addition, Mr. Whitaker is entitled to participate in the Company’s annual bonus plan and may receive no less than 25% of his base salary for the calendar year, subject to the target goals and criteria set by the CEO and approved by the Compensation Committee and Board.  Such percentage may be increased above 25% with the approval of the Compensation Committee, the Board, and CEO.  Mr. Whitaker is eligible to participate in the Company’s 2019 Equity Incentive Plan, insurance, health, retirement, and other benefit plans.  Upon a change of control of the Company as defined in the Employment Agreement, all equity grants held by Mr. Whitaker will vest and be exercisable in accordance with their terms and conditions.

During his employment and for a period of one year thereafter, Mr. Whitaker is prohibited from competing with the Company within its geographic area and, for one year following the last day of his employment, from soliciting the Company’s customers and the Company’s employees for a competing business.

The Employment Agreement includes a “clawback” provision in which Mr. Whitaker agrees that the Company can recoup any compensation or benefits provided to her that are required by applicable law to be subject to recovery or recoupment.

Further, the Employment Agreement contains certain rights of Mr. Whitaker and the Company to terminate Mr. Whitaker’s employment, including a termination by the Company for “Cause” as defined in the Employment Agreement. The Employment Agreement also specifies certain compensation due following termination of employment, including severance payments to Mr. Whitaker if he is terminated “without Cause” as set forth in the Employment Agreement, in which case he is entitled, following termination, to 12 months of his current base salary, all accrued but unused vacation and sick time, all earned but unpaid salary and bonuses, and acceleration of any unvested equity awards which shall automatically vest upon termination, and reimbursement for health insurance premiums for six months.

The foregoing summary of the terms and conditions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Items.

On April 21, 2025, Ms. Noreen Butler notified the Board of her resignation from the Board effective immediately.  Her decision to resign from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

On May 13, 2025, the Company issued a press release announcing the appointment of Ms. Pederson to the Company’s Board of Directors.  The full text of the press release referenced herein is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between the Company and CFO effective March 1, 2025
99.1	Press Release dated May 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: May 13, 2025	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

4